UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2013 (April 25, 2013)

SCG FINANCIAL ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Central Expressway Suite 175 Plano, TX	75074
(Address of Principal Executive Offices)	(Zip Code)

(972) 543-9300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (this “Form 8-K/A”) of SCG Financial Acquisition Corp., d/b/a RMG Networks (the “Company”), amends and restates in its entirety Item 4.01 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 1, 2013 (the “Original Filing”), in order to revise and clarify certain disclosure in the Original Filing. This Form 8-K/A also includes an updated letter from Rothstein Kass, confirming its agreement with this Form 8-K/A, which is attached hereto as Exhibit 16.1. Except as described in this Explanatory Note, no other information in the Original Filing is modified or amended hereby.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On April 25, 2013, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company approved the engagement of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (commencing with the second quarter of 2013), and as a consequence dismissed Rothstein Kass (“RK”) as the company’s independent registered public accounting firm for the audit of the company’s financial statements effective as of that date. Baker Tilly previously served as the independent registered public accounting firm for Reach Media Group Holdings, Inc. (“RMG”), which the Company acquired on April 8, 2013, for the fiscal year ended December 31, 2012. From January 5, 2011 (the date on which the Company was incorporated) through April 25, 2013, neither the Company nor anyone on its behalf consulted with Baker Tilly on any matters or events set forth in Item 304(a)(2) of Regulation S-K.

The Company’s financial statements for the fiscal years ended December 31, 2012 and 2011 were audited by RK. None of RK’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2012 and 2011 contained an adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles. During the past two fiscal years and the subsequent interim period through April 25, 2013, the Company did not have any disagreements with RK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to RK’s satisfaction, would have caused RK to make reference in connection with their opinion to the subject matter of the disagreement.

During the past two fiscal years and the subsequent interim period through April 25, 2013, there was one “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K) with respect to the Company. In its report on the audit of the Company's internal control over financial reporting as of December 31, 2012, RK expressed an adverse opinion on the Company's internal control over financial reporting due to a material weakness relating to the accounting for warrants issued in connection with the Company’s Initial Public Offering. This material weakness was also reported under Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including “Management’s Annual Report on Internal Control over Financial Reporting” therein. The Audit Committee discussed this material weakness with RK and has authorized RK to respond fully to the inquiries of Baker Tilly concerning the material weakness.

The Company has provided RK with a copy of this report and has requested RK to provide a letter addressed to the Securities and Exchange Commission indicating whether it agrees with our disclosures made in accordance with Item 304(a) of Regulation S-K. A copy of such letter, dated May 9, 2013, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

16.1	Letter from RK dated May 9, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 10, 2013
SCG FINANCIAL ACQUISITION CORP.

By:	/s/ Gregory H. Sachs
Name: Gregory H. Sachs
Title: Executive Chairman

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from RK dated May 9, 2013.